UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2021
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant’s telephone number, including area code	Identification No.

001-37591	EASTERN ENERGY GAS HOLDINGS, LLC	46-3639580
(A Virginia Limited Liability Company)
6603 West Broad Street
Richmond, Virginia 23230
804-613-5100

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
EASTERN ENERGY GAS HOLDINGS, LLC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

On June 30, 2021, in connection with the exchange offers and consent solicitations previously disclosed in the Current Report on Form 8-K filed on June 11, 2021 by Eastern Energy Gas Holdings, LLC (the “Company”), having received the necessary consents, and the Company’s subsidiary Eastern Gas Transmission and Storage, Inc. (“EGTS”) having accepted tendered notes in the exchange offers, from holders of the Company’s 3.900% Senior Notes due 2049, 4.600% Senior Notes due 2044, 4.800% Senior Notes due 2043, and 3.000% Senior Notes due 2029 (collectively, the “Notes”) as disclosed in the Current Report on Form 8-K filed by the Company on June 25, 2021, entered into the Fifteenth Supplemental Indenture, dated as of June 30, 2021, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), with respect to the Indenture, dated as of October 1, 2013 (the “Base Indenture”) as supplemented by the Fourteenth Supplemental Indenture, dated as of November 1, 2019, the Sixth Supplemental Indenture, dated as of December 1, 2014, the Third Supplemental Indenture, dated as of October 1, 2013, and the Thirteenth Supplemental Indenture, dated as of November 1, 2019, each between the Company and the Trustee (each such supplemental indenture relating to, or affecting the terms of, a series of Notes, together with the Base Indenture, an “Indenture” and collectively the “Indentures”), by and between the Company and the Trustee (the “Amending Supplemental Indenture”). The Amending Supplemental Indenture amends the Indenture for each such series of outstanding Notes to eliminate certain defeasance provisions, events of default and other related provisions applicable to such Notes.

The foregoing description of the Amending Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Amending Supplemental Indenture filed as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 Other Events

On June 30, 2021, EGTS transferred to EEGH all Notes tendered and accepted for payment in the exchange offers, which together had an aggregate outstanding principal amount of $1.6 billion, in satisfaction of $1.6 billion principal amount of EGTS’ $1.895 billion of long-term indebtedness owed to EEGH, and EEGH has caused such Notes to be cancelled.

On June 30, 2021, the remaining principal balance on the long-term indebtedness to EEGH of $295 million, which is equal to the excess of the $1.895 billion principal amount of such long-term indebtedness over the $1.6 billion aggregate principal amount of the Existing EEGH Notes transferred to the Company by EGTS following the exchange offers, was satisfied through a capital contribution. As a result, following the completion of the exchange offers and the capital contribution, EGTS’ $1.895 billion of long-term indebtedness to EEGH was cancelled in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Fifteenth Supplemental Indenture, dated as of June 30, 2021, by and between Eastern Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture dated as of October 1, 2013, by and between Eastern Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENERGY GAS HOLDINGS, LLC
Date: July 1, 2021
/s/ Scott C. Miller
Scott C. Miller
Vice President, Chief Financial Officer and Treasurer

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